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                                        EXHIBIT 10(n)



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                          THE SHERWIN-WILLIAMS COMPANY

                                1994 STOCK PLAN

                     (AMENDED AND RESTATED APRIL 27, 1994)

     The Sherwin-Williams Company 1994 Stock Plan (the "Plan") is amended and restated effective as of April 27, 1994. The Plan was established effective as of 12:00:01 a.m. on February 16, 1994. The purpose of the Plan is to attract and retain key executive, managerial, technical and professional personnel for The Sherwin-Williams Company and its subsidiaries by providing incentives and rewards for superior performance by such personnel.

                                   ARTICLE I
                                  DEFINITIONS

     As used herein, the following terms shall have the following respective meanings unless the context clearly indicates otherwise:

     1.01 APPRECIATION RIGHT. A right to receive from the Company, upon surrender of the related stock option, an amount equal to the Spread in accordance with Article IV.

     1.02 BOARD OF DIRECTORS.  The Board of Directors of the Company.

     1.03 CODE. The Internal Revenue Code of 1986, as the same has been or may be amended from time-to-time.

     1.04 COMMITTEE. The Compensation and Management Development Committee of the Board of Directors or such other committee composed of not less than three
(3) non-employee directors appointed by the Board of Directors.

     1.05 COMMON STOCK. Common Stock of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Article VIII.

     1.06 COMPANY. The Sherwin-Williams Company, or its corporate successor or successors.

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     1.07 DATE OF GRANT.  The date specified by the Board of Directors on which a grant of Option Rights or Appreciation Rights or a grant or sale of Restricted Stock shall become effective (which date shall not be earlier than the date on which the Board of Directors takes action with respect thereto).

     1.08 ELIGIBLE EMPLOYEES. Persons who are selected by the Board of Directors and who are, at the time such persons are selected, officers (including officers who are members of the Board of Directors) or other key employees of the Company or any of its subsidiaries.

     1.09 FAIR MARKET VALUE. The average between the highest and the lowest quoted selling price of the Company's Common Stock on the New York Stock Exchange or any successor exchange.

     1.10 ISO. An "incentive stock option" within the meaning of section 422 of the Code.

     1.11 OPTION RIGHT. The right to purchase a share of Common Stock upon exercise of an option granted pursuant to Article III.

     1.12 PARTICIPANT. An Eligible Employee named in an agreement evidencing an outstanding Option Right, Appreciation Right, sale or grant of Restricted Stock or stock option granted under any stock option plan heretofore or hereafter approved by the shareholders of the Company.

     1.13 PLAN. The Sherwin-Williams Company 1994 Stock Plan, as the same may be amended from time-to-time.

     1.14 RESTRICTED STOCK.  Shares of Common Stock granted or sold pursuant to
Article V as to which neither the substantial risk of forfeiture nor the prohibition or restriction on transfer referenced to therein has lapsed, terminated or been cancelled.

     1.15 SECTION 16. Section 16 of the Securities Exchange Act of 1934, as the same has been and may be amended from time-to-time.

     1.16 SPREAD. The excess of the Fair Market Value per share of Common Stock on the date when an Appreciation Right is exercised over the option price provided for in the related stock option.

     1.17 SUBSIDIARY. Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time

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of the granting of the Option Right, Appreciation Right or the grant or sale of
Restricted Stock, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     1.18 TAX DATE.  The date upon which the tax is first determinable.

                                   ARTICLE II
                             COMMON STOCK AVAILABLE

     2.01 NUMBER OF SHARES. The shares of Common Stock which may be (a) sold upon the exercise of Option Rights, (b) delivered upon the exercise of Appreciation Rights, or (c) awarded or sold as Restricted Stock and released from substantial risks of forfeiture thereof shall not exceed in the aggregate 2,000,000 shares plus the number of shares of Common Stock authorized pursuant to the 1984 Stock Plan which are not granted pursuant to the 1984 Stock Plan as of the expiration thereof, all subject to adjustment as provided in Articles VII and VIII. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

     2.02 REUSE OF SHARES. If an Option Right or portion thereof shall expire or terminate for any reason without having been exercised in full, or if the rights of a Participant in Restricted Stock shall terminate prior to the lapse of the substantial risk of forfeiture relating thereto, the shares covered by such Option Right or Restricted Stock grant not transferred to the Participant shall be available for future grants of Option Rights and/or Restricted Stock. In the event of a cancellation or amendment of Option Rights or Restricted Stock grants, the Board of Directors may authorize the granting of new Option Rights or Restricted Stock (which may or may not cover the same number of shares which had been the subject of the prior grant) in such manner, at such price and subject to the same terms, conditions and discretions as, under the Plan, would have been applicable had the cancelled Option Rights or Restricted Stock not been granted.

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                                  ARTICLE III
                                 OPTION RIGHTS

     3.01 AUTHORIZATION AND TERMS. The Board of Directors may, from time-to-time and upon such terms and conditions as it may determine, consistent with the terms of the Plan, authorize the granting of options to Eligible Employees to purchase shares of Common Stock. Each such grant may utilize any or all of the authorizations and shall be subject to all of the applicable limitations set forth in the Plan, including the following:

          (A) Each grant shall specify the number of shares of Common Stock to which it pertains;

          (B) Each grant shall specify an option price per share equal to the Fair Market Value per share on the Date of Grant, and that such option price shall be payable in full at the time of exercise of the option either
     (i) in cash, (ii) by exchanging for the shares to be issued hereunder pursuant to the exercise of the option previously acquired shares of the Company's Common Stock held for such period of time, if any, as the Board of Directors may require and reflect in the stock option certificate (valued at an amount equal to the Fair Market Value of such stock on the date of exercise), or (iii) by a combination of the payment methods specified in clauses (i) and (ii) hereof. The proceeds of sale of Common Stock subject to Option Rights are to be added to the general funds of the Company or to the shares of the Common Stock held in treasury and used for the Company's corporate purposes as the Board of Directors shall determine;

          (C) Successive grants may be made to the same Eligible Employee whether or not any Option Rights previously granted to such Eligible Employee remain unexercised;

          (D) Each grant shall specify the period or periods of continuous employment by the Participant with the Company or any Subsidiary which is necessary before the Option Rights or installments thereof will become exercisable;

          (E) The Option Rights may be either (i) options which are intended to qualify under particular provisions of the Code, as in effect from time-to-time, including, but not limited to, ISOs, (ii) options which

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     are not intended to so qualify or (iii) any combination of separate grants of both (i) and (ii) above;

          (F) The aggregate Fair Market Value of the stock (determined as of the time the option with respect to such stock is granted) for which any Eligible Employee may be granted options which are intended to qualify as ISOs and which are exercisable for the first time by such Participants during any calendar year (under all plans of the Company and its parent and Subsidiary corporations, if any) shall not exceed $100,000;

          (G) No Option Right shall be exercisable more than ten years from the Date of Grant;

          (H) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Company by an officer and delivered to and accepted by the Eligible Employee and containing such terms and provisions, consistent with the Plan, as the Board of Directors may approve; and

          (I) The maximum number of shares for which Option Rights may be granted to any Eligible Employee during any calendar year shall not exceed 500,000.

                                   ARTICLE IV
                              APPRECIATION RIGHTS

     4.01 GENERALLY. The Board of Directors may from time-to-time grant Appreciation Rights in respect of any or all stock options heretofore or hereafter granted (including stock options simultaneously granted) pursuant to any stock option plan or employment agreement of the Company now or hereafter in effect, whether or not such stock options are at such time exercisable, to the extent that such stock options at such time have not been exercised and have not been terminated. The Board of Directors may define the terms and provisions of such Appreciation Rights, subject to the limitations and provisions of the Plan. The amount which may be due the Participant at the time of the exercise of an Appreciation Right may be paid by the Company in whole shares of Common Stock (taken at their fair

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market value at the time of exercise), in cash or a combination thereof, as the
Board of Directors shall determine.

     4.02 EXERCISE OF APPRECIATION RIGHTS. An Appreciation Right may be exercised at any time when the related stock option may be exercised by the surrender to the Company, unexercised, of the related stock option. Shares covered by stock options so surrendered shall not be available for the granting of further stock options under any stock option plan of the Company or a Subsidiary, anything in such plan to the contrary notwithstanding.

     4.03 LIMITATION ON PAYMENTS. The amount payable on the exercise of any Appreciation Rights may not exceed 100% (or such lesser percentage as the Board of Directors may determine) of the excess of (i) the Fair Market Value of the shares of Common Stock covered by the related option as determined on the date such Appreciation Right is exercised over (ii) the aggregate option price provided for in the related stock option.

     4.04 TERMINATION OF APPRECIATION RIGHT. An Appreciation Right shall terminate and may no longer be exercised upon the earlier of (i) exercise or termination of the related stock option or (ii) any termination date specified by the Board of Directors at the time of grant of such Appreciation Right.

     4.05 LIMITATION ON NUMBER OF APPRECIATION RIGHTS. The maximum number of shares for which Appreciation Rights may be granted to any Eligible Employee during any calendar year shall not exceed 500,000.

                                   ARTICLE V
                                RESTRICTED STOCK

     5.01 AUTHORIZATION AND TERMS. The Board of Directors may, from time-to-time and upon such terms and conditions as it may determine, authorize the granting or sale to Eligible Employees of Restricted Stock. Each grant or sale may utilize any or all of the authorizations and shall be subject to all of the following limitations:

          (A) Each such grant or sale shall constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in

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     consideration of the performance of services and shall entitle such
     Participant to voting, dividend and other ownership rights, as the Board of Directors may determine, subject, however, to a substantial risk of forfeiture and restrictions on transfer as the Board of Directors may determine;

          (B) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value per share at the Date of Grant;

          (C) Each such grant or sale shall provide that the shares of Restricted Stock covered by such grant or sale are subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code and the regulations thereunder;

          (D) Each such grant or sale shall provide that during the period for which the substantial risk of forfeiture is to continue, the transferability of the Restricted Stock shall be prohibited or restricted in the manner and to the extent prescribed by the Board of Directors at the Date of Grant; and

          (E) Each grant or sale of Restricted Stock shall be evidenced by an agreement executed on behalf of the Company by an officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with the Plan, as the Board of Directors may approve.

          (F) Each grant or sale shall be subject to a vesting requirement. The percentage of the number of shares of Restricted Stock granted to any Participant that such Participant shall be entitled to receive without restriction shall be based upon a comparison of the average return on average equity of the Company and a group of other companies. The number of shares of Restricted Stock which a Participant shall be

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     entitled to receive without restriction shall be determined in accordance with the following table:

                   AVERAGE RETURN ON
           AVERAGE EQUITY PERCENTILE RANKING
                OF THE COMPANY COMPARED                   PERCENTAGE OF
              TO GROUP OF OTHER COMPANIES                 SHARES VESTING
- - --------------------------------------------------------  --------------
     80th to 100th Percentile...........................        100%
     75th to 80th Percentile............................         90%
     70th to 75th Percentile............................         80%
     65th to 70th Percentile............................         70%
     60th to 65th Percentile............................         60%
     55th to 60th Percentile............................         50%
     50th to 55th Percentile............................         40%
     Less than 50th Percentile..........................          0%

          The maximum number of shares of Restricted Stock that may be granted to any Eligible Employee during any calendar year shall not exceed 500,000.

                                   ARTICLE VI
                           ADMINISTRATION OF THE PLAN

     6.01 GENERALLY. The Plan shall be administered by the Board of Directors, which may from time-to-time delegate all or any part of its authority under the Plan to a Committee. The members of the Committee shall not be eligible and shall not have been eligible for a period of at least one year prior to their appointment, to participate in the Plan or in any other plan of the Company or any Subsidiary entitling the participants therein to acquire Restricted Stock, Option Rights or Stock Appreciation Rights. A majority of the Board of Directors or the Committee, if applicable, shall constitute a quorum, and the action of the members present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Board of Directors or the Committee, as applicable. No Restricted Stock, Option Right or Appreciation Right shall be granted or sold to any member of the Committee so long as his membership continues.

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     6.02 INTERPRETATION AND CONSTRUCTION.  The interpretation and construction by the Board of Directors of any provision of the Plan or of any agreement, notification or document evidencing the grant of Restricted Stock, Option Rights or Appreciation Rights and any determination by the Board of Directors pursuant to any provision of the Plan or of any such agreement, notification or document, made in good faith, shall be final and conclusive. No member of the Board of Directors shall be liable for any such action or determination made in good faith.

                                  ARTICLE VII
                           AMENDMENT AND TERMINATION

     7.01 AMENDMENT OF THE PLAN. The Plan may be amended from time-to-time by the Board of Directors without further approval by the shareholders of the Company unless such amendment (i) increases the maximum number of shares specified in Article II (except that adjustments authorized by Section 8.02 shall not be limited by this provision), (ii) changes the definition of "Eligible Employees" or (iii) causes Rule 16b-3 issued under the Securities Exchange Act of 1934 (or any successor rule to the same effect) to cease to be applicable to the Plan.

     7.02 AMENDMENT OF THE AGREEMENTS. The Board of Directors may cancel or amend any agreement evidencing Restricted Stock, Option Rights or Appreciation Rights granted under the Plan provided that the terms and conditions of each such agreement as amended are not inconsistent with the Plan.

     7.03 AUTOMATIC TERMINATION. The Plan will terminate at midnight on February 16, 2003; provided, however, that Option Rights and Appreciation Rights granted on or before that date may extend beyond that date and restrictions imposed on Restricted Stock transferred on or before that date may extend beyond such date.

                                  ARTICLE VIII
                                 MISCELLANEOUS

     8.01 TRANSFERABILITY. No Option Right or Appreciation Right shall be transferable by a Participant other than by will or the laws of descent and

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distribution. Option Rights and Appreciation Rights shall be exercisable during the Participant's lifetime only by the Participant. No right or interest of any Participant granted under the Plan shall be subject to alienation, anticipation, encumbrance, garnishment, attachment, any lien, obligation or liability of such Participant, or execution or levy of any kind, voluntary or involuntary, except as provided herein or required by law.

     8.02 ADJUSTMENTS. The Board of Directors may make or provide for such adjustments in the exercise price, sale price and the number or kind of shares of the Company's Common Stock or other securities covered by outstanding Option Rights, Appreciation Rights or Restricted Stock grants as such Board of Directors in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that would otherwise result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (ii) any merger, consolidation, separation, reorganization or partial or complete liquidation, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. The Board of Directors may also make or provide for such adjustments in the number or kind of shares of the Company's Common Stock or other securities which may be sold or transferred under the Plan and in the maximum number of shares that may be purchased or received by any person, as such Board of Directors in its sole discretion, exercised in good faith, may determine is appropriate to reflect any event of the type described in clauses (i) and/or (ii) of the preceding sentence.

     8.03 FRACTIONAL SHARES. The Company shall not be required to sell or transfer any fractional share of Common Stock pursuant to the Plan. The Board of Directors may provide for the elimination of fractions or for the settlement of fractions in cash.

     8.04 WITHHOLDING TAXES. The Company shall have the right to deduct from any transfer of shares or other payment under this Plan an amount equal to the Federal, state and local income taxes and employment taxes required to be withheld by it with respect to such transfer and payment and, if the cash portion of any such payment is less than the amount of taxes required to be withheld, to require the Participant or other person receiving such transfer or payment, to pay to the Company the balance of

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such taxes so required to be withheld. Notwithstanding the foregoing, when a
Participant is required to pay to the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect to satisfy the obligation, in whole or in part, by electing to have withheld, from the shares required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld (except in the case of Restricted Stock where an election under Section 83(b) of the Code has been made), or by delivering to the Company other shares of Common Stock held by such Participant. The shares used for tax withholding settlement will be valued at an amount equal to the Fair Market Value of such Common Stock on the Tax Date. Election by a Participant to have shares withheld or to deliver other shares of Common Stock for this purpose will be subject to the following restrictions: (i) such election must be made prior to the Tax Date, (ii) such election will be irrevocable (subject to certain exceptions), (iii) such election will be subject to the disapproval of the Board of Directors, (iv) if a Participant is an officer of the Company within the meaning of Section 16, no election shall be effective for a Tax Date which occurs within six (6) months of the grant (except that this limitation will not apply in the event death or disability of the Participant occurs prior to the expiration of the six (6) month period) and (v) if a Participant is an officer of the Company within the meaning of Section 16, such election must be made (subject to certain exceptions) either six (6) or more months prior to the Tax Date or during the period beginning on the third business day following the date of the release for publication of quarterly or annual reports of the Company containing summary statements of sales and earnings and ending on the twelfth business day following such date.

     8.05 NOT AN EMPLOYMENT CONTRACT. This Plan shall not confer upon any Eligible Employee or Participant any right with respect to continuance of employment with the Company or any Subsidiary, nor shall it interfere in any way with any right such Eligible Employee, Participant, the Company or any Subsidiary would otherwise have to terminate such Participant or Eligible Employee's employment at any time.

     8.06 INVALIDITY OF PROVISIONS. Should any part of the Plan for any reason be declared by any court of competent jurisdiction to be invalid, such decision shall not affect the validity of any remaining portion, which

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remaining portion shall continue in full force and effect as if the Plan had been adopted with the invalid portion hereof eliminated, it being the intention of the Company that it would have adopted the remaining portion of the Plan without including any such part, parts or portion which may for any reason be hereafter declared invalid.

     8.07 EFFECTIVE DATE. The Plan became effective at 12:00:01 a.m. on February 16, 1994 following its approval at the April 28, 1993 Annual Meeting of Shareholders of the Company by the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote thereat. The Plan shall be deemed to have been adopted on the date of such meeting.

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